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                                                                    EXHIBIT 23.2

McGLADREY & PULLEN
Certified Public Accountants

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Valley Bancorp on Form S-8 of our report, dated February 4, 2005, appearing in the Annual Report on Form 10-K of Valley Bancorp for the year ended December 31, 2004.

                                                     /s/ McGLADREY & PULLEN, LLP

                                                     McGLADREY & PULLEN, LLP

Las Vegas, Nevada
May 3, 2005

McGladrey & Pullen, LLP is an independent member firm of RSM International, an affiliation of independent accounting and consulting firms.